ACCOUNTANTS' REVIEW REPORT


To the Board of Directors of:
  Kanakaris Communications, Inc.

We have reviewed the accompanying consolidated balance sheet of Kanakaris Communications, Inc. and Subsidiary (formerly Kanakaris Internetworks, Inc. and Subsidiary) as of March 31, 1998 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the six months then ended, in accordance with Statements on Standards for Accounting and Review Service issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Kanakaris Communications, Inc. and Subsidiary.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express any such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

                                   WEINBURG & COMPANY, P.A.

Boca Raton, Florida
July 7, 1998


          KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
             (FORMERLY KANAKARIS INTERNETWORKS, INC.
                         AND SUBSIDIARY)
                   CONSOLIDATED BALANCE SHEET
                         MARCH 31, 1998

                       ASSETS
CURRENT ASSETS

Cash                                                   $18,949
Accounts Receivable                                    5,326
Inventory                                              7,452
TOTAL CURRENT ASSETS                                   31,727
PROPERTY & EQUIPMENT

Furniture and equipment                                287,644
Leasehold improvements                                 3,623
Less: Accumulated depreciation                         (270,632)
TOTAL PROPERTY AND EQUIPMENT                           20,635
OTHER ASSETS

Notes receivable - shareholder                         101,915
Organization costs - net                               2,350
Security deposits                                      1,400
Goodwill - net of amortization                         328,186
TOTAL OTHER ASSETS                                     433,851

TOTAL ASSETS                                           $486,213


                  LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

Accounts payable and accrued expenses                  $418,481
Notes payable                                          2,126
Due to former Desience shareholder                     20,222
Customer deposits                                      884
TOTAL CURRENT LIABILITIES                              $938,365

STOCKHOLDERS' EQUITY

Preferred stock, $0.001 par value,                     $1,000
1,000,000 shares authorized, issued, and outstanding
Common stock, $0.001 par value,                        9,000
100,000,000 shares authorized,
9,000,000 shares issued and outstanding
Additional paid in capital                             623,498
Accumulated deficit                                    (588,988)
TOTAL STOCKHOLDERS' EQUITY                             44,500

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY               $486,213


    The accompanying footnotes are an integral part of these
                      financial statements

          KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
     (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
              CONSOLIDATED STATEMENT OF CHANGES IN
                 STOCKHOLDERS' EQUITY (DEFICIT)
                      AS OF MARCH 31, 1998



                        COMMON          COMMON          PREFERRED       PREFERRED       ADDITIONAL      ACCUMULATED     TOTAL
                        SHARES          AMOUNT          SHARES          AMOUNT          PAID-IN         DEFICIT
                                                                                CAPITAL

Balance,                2,802,154       $28,022         1,697,280       $16,973         $515,203        ($269,208)      $290,990
September 30,
1997

Issuance of             426,800         4,268                                           69,032                          73,300
Common Stock

Changes in              (3,228,954)     (32,290)        (1,697,280)     (16,973)        49,263                          0
Equity Resulting        6,000,000       6,000                                          (6,000)                         0
Resulting from
Recap. Acctg.
Treatment

Issuance of             3,000,000       3,000                                           (3,000)                         0
Common Stock to
Shareholders of
Kanakaris
Internetworks,
Inc. Pursuant
to Recap.

Issuance of                                             1,000,00        1,000           (1,000)                         0
Preferred Stock
to Shareholders of
Kanakaris
Internetworks, Inc.
Pursuant to
Recapitalization

Net Loss for Six                                                                                        (319,790)       (319,790)
Months Ended March
31, 1998

BALANCE March 31, 1998 9,000,000        $9,000          1,000,00        $1,000          $623,498        ($588,998)      $44,500




          KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
     (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
              CONSOLIDATED STATEMENT OF OPERATIONS
             FOR THE SIX MONTHS ENDED MARCH 31, 1998

NET SALES                            $235,301

OPERATING EXPENSES
Executive compensation               235,179
Salaries                             145,836
Payroll Taxes                        10,901
Consulting Fees                      26,311
Travel and entertainment             25,664
Telephone and utilities              16,083
Marketing                            18,214
Professional Fees                    11,049
Rent                                 18,904
Office Supplies and expense          9,658
Equipment rental and expense         4,786
Insurance                            10,144
Auto expense                         1,500
Depreciation and amortization        17,018
Taxes - other                        800
Repairs and maintenance              1,623
Other expenses                       6,096
TOTAL OPERATING EXPENSES             559,766

(LOSS) BEFORE INTEREST INCOME        (324,465)
Interest Income                      4,675
NET LOSS                             $(319,790)
NET LOSS PER COMMON SHARE            (0.04)
WEIGHTED AVERAGE COMMON SHARES       8,000,000
OUTSTANDING

    The accompanying footnotes are an integral part of these
                      financial statements

          KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
     (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
              CONSOLIDATED STATEMENT OF CASH FLOWS
             FOR THE SIX MONTHS ENDED MARCH 31, 1998


CASH FLOWS FROM OPERATING ACTIVITIES:

Net (loss)                                                   $(319,790)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization                                17,018
Changes in assets and liabilities (Increase) decrease in:
Accounts receivable                                          51,488
Inventory                                                    1,236
Prepaid Expenses                                             11,846
Interest receivable                                          5,135
Increase (decrease) in:
Accounts payable and accrued expenses                        187
Deferred revenue                                             (68,598)
Customer deposits                                            884
Net cash used in operating activities                        (300,634)
CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment                           (9,676)
Payment of security deposits                                 (700)
Decrease in notes receivable                                 139,799
Net cash provided by investing activities                    129,423
CASH FLOWS FROM FINANCING ACTIVITIES

Borrowings                                                   2,126
Proceeds from sale of common stock                           73,300
Net cash provided by financing activities                    75,426
DECREASE IN CASH AND CASH EQUIVALENTS                        (95,785)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD              114,734
CASH AND CASH EQUIVALENTS - END OF PERIOD                    $18,949

    The accompanying footnotes are an integral part of these
                      financial statements

          KANAKARIS COMMUNICATIONS, INC. AND SUBSIDIARY
     (FORMERLY KANAKARIS INTERNETWORKS, INC. AND SUBSIDIARY)
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF MARCH 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)  Business Organization and Activity

   Kanakaris Internetworks, Inc. was incorporated in the State of Delaware on February 25, 1997. The Company develops and supplies one-of-a-kind internet products, on-line products, and on-line commerce.

(B)  Business Combination

   On October 10, 1997, the Company consummated a Stock Purchase Agreement (the "Purchase Agreement") with the Desience Corporation (Desience) to purchase 10,000 shares representing 100$ of its issued and outstanding common stock in exchange for a 4% royalty on the gross sales (after collection) of Desience, to be paid monthly for as long as Desience remains in business or its products are sold. In addition, the seller shall receive five percent of funds which are to be allocated to Desience arising from to the Company's next securities offering as a non-refundable advance on the royalty. The Company will hold harmless the seller from any claims, caused of action, costs, expenses, liabilities and prior shareholder advances. Immediately following the exchange, Desience became a wholly owned subsidiary of the Company. Desience designs and installs trading desks for the investment industry.

   On November 23, 1997, the Company consummated an acquisition agreement with Big Tex Enterprises, Inc. (Big Tex) to sell all of its outstanding preferred stock and all of its outstanding common stock, which represented 100% of the Company's issued and outstanding capital stock, to Big Tex in exchange for 7,000,000 shares (6,000,000 common 1,000,000 preferred) of its restricted stock, (the "Exchange"). Big Tex was founded in 1991 for the purpose of lawful business or enterprise, but has been inactive since 1987. Immediately following the exchange, the Company became a wholly owned subsidiary of Big Tex and its name was changed to Kanakaris Communications, Inc.

   Generally accepted accounting principles require that the company whose stockholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes. As a result, the Big Tex acquisition will be accounted for as a recapitalization of the company using the purchase method of accounting for financial reporting purposes. Accordingly, Big Tex's financial statements immediately following the acquisition will be as follows:
   (1) the balance sheet will consist of the Company's net assets at a fair market value (acquired cost) and (2) the statement of operations will include the Company's operations for the period presented and Big Tex's operations from November 25, 1997. As part of the agreement, Big Tex changed its name to Kanakaris Communications, Inc.

(C) Principles of Consolidation

   The  accompanying  consolidated financial  statements  include the accounts of the Company and Desience Corporation, a wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.



(D) Use of Estimates

   The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(E) Cash and Cash Equivalents

   For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

(F) Property and Equipment

   Property and equipment are stated at cost and depreciated using the declining balance method over the estimated economic useful life of 5 to 7 years. Maintenance and repairs are charged to expense as incurred. Major improvements are capitalized. Depreciation expense for the period ended March 31, 1998 was $5,340.

(G) Inventories

   Inventories   consisting  of  parts,   finished   goods,   and
   collectibles are recorded at the lower of cost or market, cost being determined on a first-in, first-out method.

(H) Organization Costs

   Organization costs, which are included in other assets, are being amortized over 60 months on a straight line basis.

(I) Goodwill

   Goodwill arising from the acquisition of Desience Corporation, as discussed in Note 1 (B) - Business Combination, is being amortized on a straight-line basis over 15 years. Amortization expense for the period ended March 31, 1998 was $11,379.

(J) Earnings Per Share

   Earnings per share are computed using the weighted average of common shares outstanding as defined by Financial Accounting
   Standards No. 128, "Earnings per Share".

(K) Income Taxes

   The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in the tax law or rates. Any available deferred tax assets arising from net operating loss carryforwards has been offset by a deferred tax valuation allowance on the entire amount.



(L) Concentration of Credit Risk

   The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk or cash equivalents.

(M) New Accounting Pronouncements

   The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 130, "Reporting Comprehensive Income" establishes standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. Statement No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits" revises employers' disclosure requirements about pension and other postretirement benefit plans and is effective for fiscal years beginning after December 15, 1997. Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" establishes accounting and reporting standards for Derivative Instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 1999. The Company believes that its future adoption of these pronouncements will not have a
   material  effect  on  the  Company's  financial  position   or
   results of operations.



NOTE 2 - NOTES RECEIVABLE - SHAREHOLDER

The following is a summary of notes receivable at March 31, 1998:

Notes receivable - Shareholder, unsecured.

   Interest   at   8%,  principal  is  payable  in  five   annual
   installments of $38,250 plus interest beginning September 30, 1998.
   The note  was  prepaid  through  a portion  of  the  year  2000.
                                                                       $101,915

   TOTAL   NOTES   RECEIVABLE                                          $101,915



The aggregate amount of notes receivable maturing in each of the five years subsequent to March 31, 1998 is as follows:

For the year ending March 31, 1999      $   -

                              2000      $6,290

                              2001      $38,250

                              2002      $38,250

                              2003      $19,125

                                        $101,915



NOTE 3 - PREFERRED STOCK

   Preferred  stock  issued  in  connection  with  the  Big   Tex
   business combination discussed in Note 1 (B) is convertible to common stock. The preferred stock also has 3 to 1 voting rights over all common stock.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

   In the normal course of business, there may be various legal actions and proceedings pending which seek damages against the Company. Management believes that the amount, if any, that may result from these claims, will not have a material adverse effect on the financial statements.

NOTE 5 - SUBSEQUENT EVENTS

   Stock Registration and Offering